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EXHIBIT 3.1

CERTIFICATE OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ON COMMAND CORPORATION

Adopted in accordance with the provisions of Section 242 and
Section 245 of the General Corporation Law of the State of Delaware

        We, the Vice President and Secretary of On Command Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That said corporation was incorporated on July 25, 1996, under the name of Ascent Acquisition Corporation.

        SECOND: That the Certificate of Incorporation of said corporation has been amended and restated in its entirety as follows:

ARTICLE I

        The name of the corporation is On Command Corporation.

ARTICLE II

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is the Corporation Trust Company.

ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        The total number of shares of stock which the corporation shall have authority to issue is 60,000,000, divided into 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        The Board of Directors of the corporation is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors of the corporation with respect to each series shall include, but not be limited to, determination of the following:

        (a)  The number of shares constituting that series and the distinctive designation of that series;

        (b)  The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (c)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no series of Preferred Stock shall have a class vote unless the same has been approved in writing by the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors;

        (d)  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (e)  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

        (g)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (h)  Any other relative rights, preferences and limitations of that series.

        Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

ARTICLE V

        (a)  Subject to the voting rights provided by law or granted to any series of Preferred Stock, all rights to vote and all voting power shall be exclusively vested in the Common Stock. In the event that the stockholders of the corporation elect to take any action by written consent in lieu of any annual or special meeting of such stockholders as authorized by Section 228 of the General Corporation Law of the State of Delaware, or any successor provision, such action shall not become effective until 20 days after the corporation or any stockholder of the corporation provides the notice required by Section 228(d) of the General Corporation Law of the State of Delaware, or any successor provision, unless all of the stockholders of the corporation have consented to the taking of such action.

        (b)  Until the Termination Date (as defined below), each holder of shares of Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, and to one vote for each share upon all other matters. Upon the occurrence of the Termination Date, the holders of the Common Stock shall cease to be entitled to cumulative voting rights with respect thereto and, from and after the Termination Date, the directors shall be elected by straight voting.

        As used herein, the term "Termination Date" means the first date on which any "person" or related group (within the meaning of Rule 13(d)(3) or Rule 14(d)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this Article, including any "group" acting for the purpose of acquiring or disposing of securities within the meaning of Rule 13d-5(b)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Article), other than the Excluded Persons (as defined below), holds, directly or indirectly, more than 15% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class), and, for the purpose of this provision, all shares of Common Stock issuable upon the exercise or conversion of all currently exercisable or convertible warrants, options or other securities held by such person or related group shall be deemed to be outstanding and held by such person or related group. As used herein, "Excluded Persons" means (a) each person who held common stock of On Command Video Corporation ("OCV") immediately prior to the merger of OCV with On Command Video Corporation and (b) any other person who, individually or collectively with its affiliates, receives upon original issuance thereof shares of Common Stock and Common Stock Purchase Warrants of the corporation that represent more than 5% of the Applicable Securities (as defined below) to be issued to such person or related group pursuant to the Purchase Agreement (as defined below). As used herein, the term "Applicable Securities" means all shares of Common Stock (including shares of Common Stock purchasable upon exercise of Common Stock Purchase Warrants) to be issued and outstanding immediately upon consummation of the transactions contemplated by that certain Acquisition Agreement, dated August 13, 1996, among the corporation, Ascent Entertainment Group, Inc., SpectraVision, Inc., the Official Creditors' Committee for SpectraVision, Inc., Spectradyne, Inc. and the other domestic subsidiaries of SpectraVision, Inc., after giving effect to the post-closing adjustment, if any, contemplated by Section 5.2 of such Acquisition Agreement.

ARTICLE VI

        Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE VII

        (a)  The number of directors constituting the entire Board of Directors of the corporation shall be fixed by, or in the manner provided in, the corporation's By-Laws from time to time; provided, however, that until the Termination Date, the number of directors shall not be less than seven.

        (b)  From and after the date of issuance of the Applicable Securities, the Board of Directors will be elected at the annual meeting of stockholders of On Command Corporation and will serve a one-year term until the next annual meeting of stockholders. Director nominees receiving a plurality of the votes cast by the holders of outstanding shares of On Command Corporation represented at the annual meeting of stockholders, in person or by proxy, will be elected as directors of On Command Corporation. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election at which such directors successors shall have been elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the directors whose term shall then expire shall be elected to hold office for a term expiring at the next succeeding annual meeting.

        (c)  Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation, any director or the entire Board of Directors of the corporation may be removed at any time, with or without cause, by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class), except that, prior to the Termination Date, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

ARTICLE VIII

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, a majority of the entire Board of Directors of the corporation is expressly authorized to make, alter and repeal from time to time the By-Laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law made by the Board of Directors of the corporation.

ARTICLE IX

        A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE X

        The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; provided, however, that any amendment, alteration, change or repeal of the provisions of clause (a) of Article V, clause (a) of article VII and this Article X shall require the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the corporation entitled to vote thereon.

        All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

        THIRD: That such amended and restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the written consent of the stockholder of the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we have signed this certificate this 13th day of August, 1996.

/s/ James A. Cronin, III James A. Cronin, III Vice President
ATTEST:
/s/ Arthur M. Aaron Arthur M. Aaron Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ON COMMAND CORPORATION

        On Command Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        (1)  The Board of Directors of the Corporation duly adopted, at a meeting of the Board of Directors in accordance with Section 141 of the Delaware General Corporation Law, the following resolutions:

          RESOLVED, that the first paragraph of ARTICLE IV of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

    "The total number of shares of stock which the corporation shall have authority to issue is 160 million, divided into 150 million shares of common stock, par value $.01 per share (the "Common Stock"), and 10 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

          and further,

          RESOLVED, that the Board of Directors has determined that amending the Corporation's Amended and Restated Certificate of Incorporation in accordance with the foregoing resolution is advisable and in the best interests of the Corporation, and that the proper officers of the Corporation are hereby authorized and directed to submit the foregoing amendment to the stockholders of the Corporation for their approval at the next annual meeting of the stockholders;

          and further,

          RESOLVED, that upon adoption of such amendment by the Corporation's stockholders, the proper officers of the Corporation be, and each of them hereby is, authorized and empowered for and on behalf of the Corporation to execute a Certificate of Amendment setting forth the foregoing resolutions and to cause it to be acknowledged, filed and recorded in accordance with the Delaware General Corporate Law;

          and further,

          RESOLVED, that the Certificate of Amendment is to take effect upon the filing thereof with the Secretary of State of the State of Delaware.

        (2)  Thereafter, pursuant to resolution of the Corporation's Board of Directors, this Certificate of Amendment to the Certificate of Incorporation of the Corporation was duly submitted to the stockholders of the Corporation at the Corporation's annual meeting of stockholders in accordance with Sections 222 and 242 of the Delaware General Corporation Law and was duly approved and adopted by the stockholders of the Corporation in accordance with Sections 211 and 242 of the Delaware General Corporation Law.

        This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 6th day of October, 2000.

On Command Corporation.
/s/ Jerome Kern Jerome Kern Chief Executive Officer

ON COMMAND CORPORATION
CERTIFICATE OF DESIGNATIONS

SETTING FORTH A COPY OF A RESOLUTION
CREATING AND AUTHORIZING THE ISSUANCE
OF A SERIES OF PREFERRED STOCK DESIGNATED AS
"CONVERTIBLE PARTICIPATING PREFERRED STOCK,
SERIES A" ADOPTED BY THE BOARD OF DIRECTORS
OF ON COMMAND CORPORATION

        The undersigned, a Vice President of ON COMMAND CORPORATION, a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on July 25, 2000, duly adopted the following resolutions creating a new series of this Corporation's Preferred Stock:

        "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each class and series of Preferred Stock), as follows:

        1.    Designation and Number. The designation of the series of Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Convertible Participating Preferred Stock, Series A" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 13,500.

        2.    Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

        "Note": The promissory note made by Jerome H. Kern to this Corporation dated August 10, 2000 in the principal amount of $21,080,250, or any substitute therefor or amendment thereof.

        "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

        "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

        "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

        "Common Stock": The Common Stock, $.01 par value per share, of this Corporation, and all series thereof hereafter created.

        "Control": The direct or indirect power to direct, or cause the directions of, the management and policies of any person, whether, through the ownership of voting securities, by contract, by membership or involvement on the board of directors, management committee or other management structure or otherwise.

        "Conversion Date": Of a share of Series A Preferred Stock, (i) in the case of a conversion at the option of the holder pursuant to paragraph 5(a)(i), the date on which the requirements for conversion of such Share set forth in paragraph 5(j) have been satisfied by the holder thereof and (ii) in the case of an automatic conversion pursuant to paragraph 5(a)(ii), the close of business on the day of the occurrence of the event requiring such automatic conversion.

        "Conversion Price": As defined in paragraph 5(b).

        "Conversion Rate": The kind and amount of securities, cash or other assets that as of any date are issuable or deliverable upon conversion of a share of Series A Preferred Stock. The Conversion Rate of a Share of Series A Preferred Stock shall initially be as set forth in paragraph 5(b), subject to adjustment as set forth in paragraph 5 of this Certificate of Designations. In the event that pursuant to paragraph 5 the Series A Preferred Stock becomes convertible into more than one class or series of Capital Stock of this Corporation, the term Conversion Rate, when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such Capital Stock that as of any date would be issued upon conversion of a share of Series A Preferred Stock.

        "Convertible Securities": Securities that are convertible into or exercisable or exchangeable for Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Common Stock.

        "Corporation": On Command Corporation.

        "Exchange Act": The Securities Exchange Act of 1934, as amended.

        "Exchange Offer": An issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)), to issue stock of this Corporation or of a Subsidiary of this Corporation and/or other property to a tendering stockholder in exchange for shares of Common Stock (or such other stock) validly tendered pursuant to such issuer tender offer.

        "Exchange Preferred Stock": A series of convertible preferred stock of this Corporation, having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Series A Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(e) or 5(f), as applicable, (ii) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities.

        "Exchange Securities": Stock of this Corporation or of a Subsidiary of this Corporation that is issued in exchange for shares of Common Stock (or other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) pursuant to an Exchange Offer.

        "HSR Act": As defined in paragraph 5(a).

        "Issue Date": The first date on which any shares of the Series A Preferred Stock are issued.

        "Junior Securities": All shares of Common Stock, and any class or series of Capital Stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights or rights on liquidation. A class or series of Junior Stock shall rank junior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series A Preferred Stock shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

        "Liquidation Preference": $.01 per share of Series A Preferred Stock.

        "Mirror Preferred Stock": Convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities, and (c) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as practicable in the judgment of the Board of Directors, to those of the Series A Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(e), 5(f) or 6, as applicable, (ii) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock, and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities, Spin Off Securities or Exchange Securities, as applicable, and other securities and property that the holder of a share of Series A Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such shares of Series A Preferred Stock been converted immediately prior to the effective date of the Redemption Event, (y) in the case of a Spin Off, in such Spin Off had such share of Series A Preferred Stock been converted immediately prior to the record date for such Spin Off and (z) in the case of an Exchange Offer, upon consummation thereof had such share of Series A Preferred Stock that such holder elects to tender pursuant to Section 6 been converted and the shares of Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Common Stock were accepted for exchange pursuant to such Exchange Offer, as the case may be.

        "Offeror": As defined in paragraph 6(a).

        "Parity Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank on a parity basis as to dividend rights or rights on liquidation with the Series A Preferred Stock, whether or not the dividend rates, dividend payment dates or liquidation prices per share are different from those of the Series A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A Preferred Stock. No class or series of Capital Stock that ranks junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series A Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

        "Participating Dividends": As defined in paragraph 3(a).

        "Permitted Holder": Jerome H. Kern, the executor or personal representative of the estate of Jerome H. Kern and any corporation, partnership or limited liability company (x) of which at least 50% of the outstanding equity interests are owned of record and beneficially by Jerome H. Kern and (y) which is Controlled by Jerome H. Kern.

        "person": A natural person, corporation, limited liability company, partnership or other legal entity.

        "Preferred Stock": The preferred stock, par value $.01 per share, of the Corporation.

        "Redeemable Capital Stock": A class or series of Capital Stock of this Corporation that provides by its terms a right in favor of this Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

        "Redemption Securities": With respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of this Corporation that is distributed by this Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock.

        "Senior Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank senior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock. No class or series of Capital Stock that ranks on a parity basis with or junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series A Preferred Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

        "Series A Preferred Stock": As defined in paragraph 1.

        "Share": A share of Series A Preferred Stock.

        "Spin Off": The distribution of stock of a Subsidiary of this Corporation as a dividend to all holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)).

        "Spin Off Securities": Stock of a Subsidiary of this Corporation that is distributed to holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) in a Spin Off.

        "Stated Value": Of a Share of the Series A Preferred Stock, $1,562.50.

        "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

        3.    Dividends.

        (a)  Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraphs 5 and 6 hereof, the holders of Series A Preferred Stock shall be entitled to receive dividends per Share in cash, securities, property or other assets of the Corporation (other than a dividend or distribution for which an adjustment is required pursuant to paragraph 5(c)) only when, as and if a dividend or distribution is declared and paid upon the outstanding shares of Common Stock.

The type and amount of the dividends or distributions to which the holder of a Share is entitled (the "Participating Dividend") shall be determined as follows:

          (i)    Cash Dividends. In case this Corporation, on or after the Issue Date, declares and pays a dividend in cash on the Common Stock (or other securities into which the Series A Preferred Stock is then convertible), a Participating Dividend will be declared and paid to the holders of the Series A Preferred Stock in an amount equal to the product of (x) the amount of the cash dividend declared and to be paid on a single share of Common Stock (or any other security into which the Series A Preferred Stock is then convertible) and (y) the number of shares of Common Stock (or other security) into which a share of Series A Preferred Stock may be converted as of the date such dividend is paid.

          (ii)  Other Distributions. In case this Corporation, on or after the Issue Date, shall distribute to all holders of shares of Common Stock (or other securities into which the Series A Preferred Stock is then convertible) any evidences of its indebtedness or assets or rights or warrants to purchase shares of Common Stock (or Convertible Securities) (excluding dividends or distributions referred to in paragraph 5(c), distributions of Spin Off Securities referred to in paragraph 5(f) and distributions of rights or warrants exercisable for Exchange Securities (which shall be governed by paragraph 6)), a Participating Dividend will be declared and paid to the holders of the Series A Preferred Stock in an amount equal to the product of (x) the type and amount of such security, property or other asset which is to be distributed in respect of a single share of Common Stock (or other security) into which a share of Series A Preferred Stock is then convertible) and (y) the number of shares of Common Stock (or other security) into which a share of Series A Preferred Stock is convertible immediately prior to the opening of business on (A) the record date for the determination of stockholders entitled to receive the distribution or (B) in the case of a reclassification, the effective date of such reclassification.

        (b)  The Participating Dividends shall be the only dividends or distribution payable to holders of Series A Preferred Stock. Participating Dividends shall be payable in preference to, but simultaneously with, any dividend payments to the holders of any Junior Stock. Participating Dividends shall be payable to holders of record of shares of Series A Preferred Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividend or the payment date established by the Corporation for the payment of such dividend or the making of such distribution to holders of Common Stock, if no such record date is established.

        (c)  All dividends paid with respect to the shares of Series A Preferred Stock pursuant to this paragraph 3 shall be paid pro rata to all the holders of shares of Series A Preferred Stock outstanding on the applicable record date.

        4.    Distributions Upon Liquidation, Dissolution or Winding Up.

        Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Series A Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Securities ranking on a parity basis with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Following the payment of all amounts owing to holders of each class or series of Capital Stock of this Corporation having a preference or priority over the Common Stock (or other stock into which the Series A Preferred Stock is then convertible) as to distributions upon the liquidation, dissolution or winding up of this Corporation, then the holders of the Series A Preferred Stock shall be entitled to participate, with the holders of the Common Stock (or other stock into which the Series A Preferred Stock is then convertible), pro rata, based upon the number of shares of Common Stock (or other securities) into which the shares of Series A Preferred Stock are then convertible, as to any amounts remaining for distribution to the holders of Common Stock (or other securities) upon the liquidation, dissolution or winding up of this Corporation. If, upon distribution of this Corporation's assets in liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of the Series A Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of this Corporation to be distributed to holders of the Series A Preferred Stock and such Parity Securities shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Securities would otherwise respectively be entitled. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of this Corporation shall itself be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4. Notice of the liquidation, dissolution or winding up of this Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Series A Preferred Stock.

        5.    Conversion.

        (a)  (i) The Series A Preferred Stock may be converted at any time or from time to time, at the option of the holder thereof, in such manner and upon such terms and conditions as hereinafter provided in this paragraph 5 into fully paid and non-assessable full shares of Common Stock.

          (ii)  Each share of Series A Preferred Stock that is outstanding at the date upon which all obligations under the Note have been satisfied will, subject to the receipt of any required governmental consents or approvals and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), automatically be converted without the taking of any action by the holder thereof into shares of Common Stock (or other securities) at the then applicable Conversion Rate. From and after the date of the occurrence of the event requiring conversion pursuant to this clause (ii), all shares of Series A Preferred Stock will be deemed to represent only the right to receive the number of shares of Common Stock (or other securities) issuable upon such conversion.

        (b)  Subject to the provisions for adjustment hereinafter set forth in this paragraph 5, the Series A Preferred Stock may be converted into Common Stock at the initial conversion rate of 100 fully paid and non-assessable shares of Common Stock for one share of the Series A Preferred Stock, which rate was determined by dividing the Stated Value of a Share of Series A Preferred Stock by $15.625 (the "Conversion Price").

        (c)  In case this Corporation shall, on or after the Issue Date, (i) pay a dividend or make a distribution on its then outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide the then outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine the then outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its then outstanding shares of Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to paragraph 5(d)) any shares of any other class or series of Capital Stock of this Corporation (other than rights, warrants or options for its Capital Stock), then, subject to the following sentence and to paragraph 5(h), the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A Preferred Stock thereafter surrendered for conversion or deemed automatically converted shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A Preferred Stock been converted immediately prior to the record date for, or effective date of, as the case may be, such event.

        An adjustment made pursuant to this paragraph 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

        Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under paragraph 5(d) below.

        (d)  If this Corporation consolidates with any other entity or merges into another entity, or in case of any sale or transfer to another entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, or if the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, this Corporation (or its successor in such transaction) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such Share into Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer (taking into account for this purpose (to the extent applicable) the valid exercise by such holder of any rights of election made available to holders of Common Stock, which rights of election shall simultaneously be made available to holders of Shares on the same basis as if such Shares had theretofore been converted into shares of Common Stock), and the holders of the Series A Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other securities and other assets deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock or other convertible securities received by the holders of Series A Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities, cash or other assets as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion rights as above provided.

        (e)  Subject to paragraph 5(h) and to the remaining provisions of this paragraph 5(e), in the event that a holder of Series A Preferred Stock would be entitled to receive upon conversion thereof pursuant to this paragraph 5 any Redeemable Capital Stock and this Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to receive upon conversion of such Shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of securities, cash and other assets receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such Shares of Series A Preferred Stock could have been converted immediately prior to the effective date of such Redemption

Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of securities, cash and other assets received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series A Preferred Stock shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

        Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Series A Preferred Stock shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Series A Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any securities (including the Common Stock), cash or other assets other than the Redeemable Capital Stock so redeemed. This Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The Mirror Preferred Stock Condition will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Series A Preferred Stock is then convertible if appropriate provision is made so that the holders of the Series A Preferred Stock have the right to exchange their shares of Series A Preferred Stock on the effective date of the Redemption Event for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series A Preferred Stock will equal the Liquidation Preference of a share of Series A Preferred Stock on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the quotient of (x) the product of the Conversion Rate for the Redeemable Capital Stock to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the securities (other than the Redeemable Capital Stock being redeemed), cash or other assets that would have been receivable by a holder of Series A Preferred Stock upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock.

        (f)    If this Corporation effects a Spin Off, this Corporation shall make appropriate provision so that the holders of the Series A Preferred Stock have the right to exchange their Shares of Series A Preferred Stock on the effective date of the Spin Off for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series A Preferred Stock will equal the Liquidation Preference of a Share of Series A Preferred Stock on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of Common Stock issuable upon conversion of a Share of Series A

Preferred Stock immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Common Stock and other securities (other than Spin Off Securities), cash or other assets that would have been receivable by a holder of a Share of Series A Preferred Stock upon conversion thereof immediately prior to the effective date of the Spin Off (such fair value to be determined in the case of Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. From and after the effective date of such Spin Off, the holders of any Shares of Series A Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

        (g)  Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in this paragraph 5, this Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of Capital Stock or other securities or cash or other assets into which the Series A Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 5(i).

        (h)  This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this paragraph 5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or the nearest 1/1000th of a share, as the case may be. In any case in which this paragraph 5(h) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any Shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 5(m); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

        To the extent the shares of Series A Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (i)    In case at any time:

            (i)    this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph;

            (ii)  there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation, merger or binding share exchange to which the Corporation is a party and for which approval of any stockholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the assets of the Corporation, or a tender offer for shares of Common Stock of any series representing at least a majority of the total voting power represented by the outstanding shares of Common Stock of such series which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

            (iii)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then, in any such event, this Corporation shall give written notice to the holders of the Series A Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other assets, if any, deliverable upon such reorganization, reclassification, consolidation, merger, binding share exchange, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this paragraph 5(i) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 5(i) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

        (j)    Upon conversion of Series A Preferred Stock pursuant to paragraph 5(a), the holder shall surrender the certificate or certificates for such Series A Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall give written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this paragraph 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series A Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series A Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Series A Preferred Stock to be converted shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Series A Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled, together with cash or its check in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares.

        The person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. Notwithstanding the foregoing, this Corporation shall not be required to convert any Shares of Series A Preferred Stock, and no surrender of Series A Preferred

Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but such surrender shall be effective (assuming all other requirements of this paragraph 5(j) have been satisfied) for conversion, and to constitute the person or persons entitled to receive the Common Stock issuable upon such conversion as the record holder(s) of such shares of Common Stock, for all purposes immediately upon the reopening of such books. Upon conversion of Shares, the rights of the holder of the Shares so converted, as a holder thereof, will cease; provided, however, that if the Board of Directors declares any dividend or makes any distribution on the Series A Preferred Stock pursuant to paragraph 3(a) of this Certificate of Designations and the Conversion Date for any Shares of Series A Preferred Stock occurs after the record date for such dividend or distribution and before the payment date for such dividend or distribution, then the holder of such Shares on such record date shall be entitled to receive such dividend on such payment date as if such Conversion Date had not occurred.

        The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the Share or Shares of Series A Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

        (k)  This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series A Preferred Stock, such number of shares of Common Stock (or other Capital Stock) as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series A Preferred Stock by delivery of shares of Common Stock (or such other Capital Stock) which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Common Stock (or other Capital Stock) issuable upon conversion of shares of Series A Preferred Stock from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

        (l)    All shares of Series A Preferred Stock received by this Corporation upon conversion thereof into Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Preferred Stock).

        (m)  This Corporation shall not be required to issue fractional shares of Common Stock or scrip upon conversion of the Series A Preferred Stock. As to any final fraction of a share of Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Common Stock.

        (n)  This Corporation shall not, by amendment of this Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as expressly permitted by this Certificate of Designations or approved by the requisite vote or written consent of the holders of Series A Preferred Stock taken or given in accordance with this Certificate, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

        6.    Exchange Option.

        (a)  In the event an Exchange Offer is made by this Corporation or a Subsidiary thereof (the applicable of the foregoing being the "Offeror"), the Offeror shall concurrently therewith make an equivalent offer to the holders of Series A Preferred Stock pursuant to which such holders may tender Shares, based upon the number of shares of Common Stock into which such tendered Shares are then convertible (or other stock of this Corporation receivable by a holder of tendered Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such tendered Shares)) (and in lieu of tendering outstanding shares of Common Stock (or such other stock)), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the shares of Series A Preferred Stock exchanged therefor. Whether or not a holder of Shares elects to accept such offer and tender Shares, no adjustment to the Conversion Rate of the Shares will be made pursuant to paragraph 5 in connection with the Exchange Offer.

        (b)  If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Common Stock, provide each holder of Series A Preferred Stock with a notice setting forth the offer described in paragraph 6(a) above and describing the Exchange Offer, the Exchange Securities and the Mirror Preferred Stock. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Common Stock in respect of the Exchange Offer and a copy of the certificate of designations (or similar document) proposed to be filed by the Offeror in order to establish the Mirror Preferred Stock. No failure to mail the notice contemplated by this paragraph 6(b) or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

        7.    Limitations on Dividends and Redemptions.

        If at any time this Corporation shall have declared a dividend on the Series A Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Corporation declares a cash dividend on the shares of Common Stock and fails to pay or set aside the Participating Dividend required to be paid to the holders of the Series A Preferred Stock, then (a) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Parity Stock or Junior Stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series A Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (b) neither this Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 5 hereof, a sinking fund or otherwise, unless all then outstanding shares of any class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

        Neither this Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Series A Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Series A Preferred Stock then outstanding.

        Nothing contained in this paragraph 7 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock, or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

        All provisions of this paragraph 7 are for the sole benefit of the holders of Series A Preferred Stock and accordingly, if the holders of shares of Series A Preferred Stock shall have waived (as provided in paragraph 9) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Series A Preferred Stock, any Parity Stock or any Junior Stock.

        8.    Voting Rights. Prior to the expiration or termination of the waiting period under the HSR Act with respect to the acquisition by the initial record holder of the Series A Preferred Stock of in excess of $15 million in voting securities of this Corporation, the holders of Series A Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in paragraph 9. Following such expiration or termination of the waiting period under the HSR Act, in connection with any matter as to which the holders of Common Stock are entitled to vote including, but not limited to, the election of directors, each share of Series A Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) one vote for each share of Series A Preferred Stock. Except as provided in paragraph 9 and except as otherwise may be required by law, the holders of Common Stock, the holders of Series A Preferred Stock and the holders of any other class or series of Preferred Stock entitled to vote thereon shall be entitled to notice of and to attend any meeting of stockholders and to vote together as a single class. Except as otherwise required by law, the holders of Series A Preferred Stock shall have no other voting rights. Without limiting the generality of the foregoing, no vote or consent of the holders of Series A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to the Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Series A Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Series A Preferred Stock (but not below the number of shares of Preferred Stock or Series A Preferred Stock, as the case may be, then outstanding).

        9.    Waiver. Any provision of this Certificate of Designations which, for the benefit of the holders of Series A Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series A Preferred Stock shall vote as a separate class.

        10.  Preemptive Rights. The holders of the Series A Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

        11.  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series A Preferred Stock, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 9, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

        12.  Headings. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

        The undersigned has signed this Certificate of Designations on this 10th day of August, 2000.

Name: Title:

Series B Preferred Stock

ON COMMAND CORPORATION
CERTIFICATE OF DESIGNATIONS

SETTING FORTH A COPY OF A RESOLUTION
CREATING AND AUTHORIZING THE ISSUANCE
OF A SERIES OF PREFERRED STOCK DESIGNATED AS
"CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES B"
ADOPTED BY THE BOARD OF DIRECTORS
OF ON COMMAND CORPORATION

        The undersigned, a Vice President of ON COMMAND CORPORATION, a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on March 5, 2001, duly adopted the following resolutions creating a new series of this Corporation's Preferred Stock:

        "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Amended and Restated Certificate of Incorporation that are applicable to each class and series of Preferred Stock), as follows:

        1.    Designation and Number. The designation of the series of Series Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Cumulative Redeemable Preferred Stock, Series B" (the "Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock shall be 15,000 shares.

        2.    Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

        "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

        "Business Day: Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

        "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

        "Common Stock": The Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Common Stock may thereafter have been changed.

        "Credit Agreement": The Credit Agreement among the Corporation and the lenders signatory thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank, as the documentation agents, Bank Of America, N.A., as the syndication agent, The Bank Of New York Company, Inc., as the Swingline

Lender (as defined therein), and The Bank Of New York, as the Issuing Bank (as defined therein) and as the administrative agent for the lenders, dated as of July 18, 2000, as the same may be amended, supplemented, modified, substituted, increased, replaced or extended from time to time.

        "Default": The occurrence of any of the following events:

        (a)  there shall be entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition shall be filed against the Corporation and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

        (b)  the Corporation shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any such action.

        "Dividend Payment Date": The fifteenth (15th) day of each month, commencing with April 15, 2001, or the next succeeding Business Day if any such date is not a Business Day.

        "Dividend Period": The period from and including the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each monthly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

        "Exchange Act": The Securities Exchange Act of 1934, as amended.

        "Issue Date": March 5, 2001, such date being the first date on which any shares of the Series B Preferred Stock are first issued or deemed to have been issued.

        "Junior Securities": All shares of Common Stock, the Convertible Participating Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock") and any other class or series of Capital Stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series B Preferred Stock with respect to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank junior to the Series B Preferred Stock as to dividend rights, rights on redemption or rights on liquidation if the holders of shares of Series B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

        "Liquidation Preference": Measured per Share of the Series B Preferred Stock as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4 and paragraph 5 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or the Issue Date if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share of Series B Preferred Stock upon redemption, or upon liquidation, dissolution or winding up of the Corporation, the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

        "Parity Securities": Any class or series of Capital Stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series B Preferred Stock with respect to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank on a parity basis with the Series B Preferred Stock as to dividend rights, rights on redemption or rights on liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share, or sinking fund or mandatory redemption provisions, if any, are different from those of the Series B Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series B Preferred Stock. No class or series of Capital Stock that ranks junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "person": A natural person, corporation, limited liability company, partnership or other legal entity.

        "Purchase Agreement": The Preferred Stock Purchase Agreement, dated March 5, 2001, between this Corporation and Ascent Entertainment Group, Inc., a Delaware corporation, providing for the purchase of shares of Series B Preferred Stock.

        "Record Date": For the dividends payable on any Dividend Payment Date, the first day of the month during which such Dividend Payment Date shall occur or the next succeeding Business Day if any such date is not a Business Day, as and if designated by the Board of Directors.

        "Redemption Date": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 5(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

        "Redemption Price": As to any Share that is to be redeemed on any Redemption Date, the Liquidation Preference as in effect on such Redemption Date.

        "Senior Securities": Any class or series of Capital Stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series B Preferred Stock with respect to dividend rights, rights of redemption or rights on liquidation. A class or series of Capital Stock shall rank senior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of

Series B Preferred Stock. No class or series of Capital Stock that ranks on a parity basis with or junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series B Preferred Stock as to dividend rights or rights on redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series B Preferred Stock, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "Share": A share of Series B Preferred Stock.

        "Stated Value": Of a Share of the Series B Preferred Stock, $1,000.

        "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

        3.    Dividends.

        (a)  Subject to the prior preferences and other rights of any Senior Securities, the holders of Series B Preferred Stock shall be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which shall accrue as provided herein. Dividends on each Share will accrue on a daily basis at the rate of 8.5% per annum of the Liquidation Preference of such Share from and including the Issue Date to but excluding the first Dividend Payment Date, and at a rate of 12% per annum of the Liquidation Preference of such Share from and including such first Dividend Payment Date to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations, as applicable; provided, however, that dividends added to the Liquidation Preference of a Share as provided in paragraph 3(c) shall accrue dividends on a daily basis at the rate of 12% per annum. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series B Preferred Stock shall be payable monthly on each Dividend Payment Date to the holders of record of the Series B Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the applicable rate per annum specified above in this paragraph 3(a) for the actual number of days elapsed from and including the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months.

        (b)  All dividends payable with respect to the Shares shall be declared and paid in cash. Payment of such dividends as provided herein shall be deemed to have been made when such payment has been delivered to the record holders of the Series B Preferred Stock entitled to receive the same by wire transfer of immediately available funds in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by check delivered by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation). All dividends paid with respect to the Shares pursuant to this paragraph 3 shall be paid pro rata to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

        (c)  If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series B Preferred Stock, and any Parity Securities ranking on a parity basis with the Series B Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) shall be distributed among the holders of Series B Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each share of Series B Preferred Stock during the Dividend Period ending on such Dividend Payment Date shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends and all dividends accrued thereon are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series B Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 20 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 20 days nor less than 10 days prior thereto, to the holders of record of the Shares. Any dividend payment made on the Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such Shares.

        (d)  If at any time this Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Series B Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series B Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series B Preferred Stock and such Parity Securities bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

        Nothing contained in the preceding paragraph of this paragraph 3(d) shall prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities or the redemption, exchange, purchase or other acquisition of Series B Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities; or (z) the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series B Preferred Stock; provided that the terms of the purchase or exchange offer shall be identical for all shares of Series B Preferred Stock and all accrued dividends on such Shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series B Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of the holders of Series B Preferred Stock and accordingly the provisions of this paragraph 3(d) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

        4.    Liquidation. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts shall be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a pari passu basis with any such payment made to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. The holders of Series B Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series B Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Series B Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series B Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series B Preferred Stock not less than 20 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

        5.    Redemption.

        (a)  Subject to paragraph 5(f), the shares of Series B Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, on any Business Day after the Issue Date at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably (as nearly as may be practicable) among the holders thereof.

        (b)  Subject to the rights of any Parity Securities and the provisions of paragraph 5(f) and subject to any prohibitions or restrictions contained in the Credit Agreement, at any time on or after the first Dividend Payment Date or prior thereto if a Default has occurred and during the continuance thereof, any holder of Shares shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 5(b), the Shares so requested to be redeemed on such date within 10 days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to paragraph 5(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 5(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 5(b), then, those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 5(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 5(b), notwithstanding that payment thereof is restricted pursuant to the Credit Agreement in accordance with the first sentence of this paragraph 5(b), shall constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption shall be entitled to enforce by the exercise of any and all rights at law or in equity.

        (c)  Notice of any redemption pursuant to this paragraph 5 shall be mailed, first class, postage prepaid, not less than 5 days nor more than 30 days prior to the Redemption Date, to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series B Preferred Stock. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series B Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

        (d)  If notice of any redemption by this Corporation pursuant to this paragraph 5 shall have been mailed as provided in paragraph 5(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

        (e)  All shares of Series B Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series B Preferred Stock).

        (f)    If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to this paragraph 5 all shares of Series B Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 5(f) shall prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series B Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all Shares and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of Shares and for no other purpose. The provisions of this paragraph 5(f) are for the benefit of holders of Series B Preferred Stock and accordingly the provisions of this paragraph 5(f) shall not restrict any redemption or purchase by this

Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

        6.    Voting Rights. The holders of the Series B Preferred Stock shall have no voting rights whatsoever, except as required by law, as provided in paragraph 9 or as provided in this paragraph 6. For so long as any Shares remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, take any action (including by merger, consolidation or statutory share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions hereof or (ii) any of the provisions of the Amended and Restated Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series B Preferred Stock.

        7.    Waiver. Any provision of this Certificate of Designations which, for the benefit of the holders of Series B Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series B Preferred Stock shall vote as a separate class.

        8.    Preemptive Rights. The holders of the Series B Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of Capital Stock or any other securities which may be issued by this Corporation.

        9.    Senior or Parity Securities. The Series B Preferred Stock shall not rank junior to any other classes or series of Capital Stock of this Corporation in respect of the right to receive dividends, rights of redemption or the right to participate in any liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 662/3% of the number of Shares then outstanding, this Corporation shall not issue any Senior Securities or Parity Securities.

        10.  Claims. In the event of any action at law or suit in equity with respect to the Series B Preferred Stock, this Corporation, in addition to all other sums which it may be required to pay, will pay a reasonable sum for attorney's fees incurred by the holders of the Series B Preferred Stock in connection with such action or suit and all other costs of collection. The Corporation shall not assert its right to trial by jury in any action, suit or proceeding arising from or related to this Series B Preferred Stock.

        11.  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series B Preferred Stock, the shares of Series B Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 6, be amended from time to time) and in the Amended and Restated Certificate of Incorporation of this Corporation.

        12.  Headings. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

        The undersigned has signed this Certificate of Designations on this 5th day of March, 2001.

Name: Betram Perkel
Title: Vice President

Series C Preferred Stock

        ON COMMAND CORPORATION
CERTIFICATE OF DESIGNATIONS

SETTING FORTH A COPY OF A RESOLUTION
CREATING AND AUTHORIZING THE ISSUANCE
OF A SERIES OF PREFERRED STOCK DESIGNATED AS
"CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES C"
ADOPTED BY THE BOARD OF DIRECTORS
OF ON COMMAND CORPORATION

        The undersigned, a Vice President of ON COMMAND CORPORATION, a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on April 23, 2001, duly adopted the following resolutions creating a new series of this Corporation's Preferred Stock:

        "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Amended and Restated Certificate of Incorporation that are applicable to each class and series of Preferred Stock), as follows:

        1.    Designation and Number.    The designation of the series of Series Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Cumulative Redeemable Preferred Stock, Series C" (the "Series C Preferred Stock"). The number of shares constituting the Series C Preferred Stock shall be 10,000 shares.

        2.    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

        "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

        "Business Day: Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

        "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

        "Common Stock": The Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Common Stock may thereafter have been changed.

        "Credit Agreement": The Credit Agreement among the Corporation and the lenders signatory thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank, as the documentation agents, Bank Of America, N.A., as the syndication agent, The Bank Of New York Company, Inc., as the Swingline Lender (as defined therein), and The Bank Of New York, as the Issuing Bank (as defined therein) and as the administrative agent for the lenders, dated as of July 18, 2000, as amended by Amendment No. 1 thereto dated as of March 27, 2001, as the same may be further amended, supplemented, modified, substituted, increased, replaced or extended from time to time.

        "Default": The occurrence of any of the following events:

        (a)  there shall be entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition shall be filed against the Corporation and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

        (b)  the Corporation shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any such action.

        "Dividend Payment Date": March 15, June 15, September 15 and December 15 of each calendar year commencing with June 15, 2001, or the next succeeding Business Day if any such date is not a Business Day.

        "Dividend Period": The period from and including the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each three month period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

        "Exchange Act": The Securities Exchange Act of 1934, as amended.

        "Issue Date": April 23, 2001, such date being the first date on which any shares of the Series C Preferred Stock are first issued or deemed to have been issued.

        "Junior Securities": All shares of Common Stock, the Convertible Participating Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock") and any other class or series of Capital Stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series C Preferred Stock with respect to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank junior to the Series C Preferred Stock as to dividend rights, rights on redemption or rights on liquidation if the holders of shares of Series C Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

        "Liquidation Preference": Measured per Share of the Series C Preferred Stock as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4 and paragraph 5 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or the Issue Date if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date,

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and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share of Series C Preferred Stock upon redemption, or upon liquidation, dissolution or winding up of the Corporation, the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

        "Parity Securities": All shares of Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share (the "Series B Preferred Stock") and any other class or series of Capital Stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series C Preferred Stock with respect to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank on a parity basis with the Series C Preferred Stock as to dividend rights, rights on redemption or rights on liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share, or sinking fund or mandatory redemption provisions, if any, are different from those of the Series C Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series C Preferred Stock. No class or series of Capital Stock that ranks junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series C Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "person": A natural person, corporation, limited liability company, partnership or other legal entity.

        "Purchase Agreement": The Preferred Stock Purchase Agreement, dated April 23, 2001, between this Corporation and Ascent Entertainment Group, Inc., a Delaware corporation, providing for the purchase of shares of Series C Preferred Stock.

        "Record Date": For the dividends payable on any Dividend Payment Date, the first day of the month during which such Dividend Payment Date shall occur or the next succeeding Business Day if any such date is not a Business Day.

        "Redemption Date": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 5(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

        "Redemption Price": As to any Share that is to be redeemed on any Redemption Date, the Liquidation Preference as in effect on such Redemption Date.

        "Senior Securities": Any class or series of Capital Stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series C Preferred Stock with respect to dividend rights, rights of redemption or rights on liquidation. A class or series of Capital Stock shall rank senior to the Series C Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of

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Series C Preferred Stock. No class or series of Capital Stock that ranks on a parity basis with or junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series C Preferred Stock as to dividend rights or rights on redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series C Preferred Stock, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "Share": A share of Series C Preferred Stock.

        "Stated Value": Of a Share of the Series C Preferred Stock, $1,000.

        "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

        3.    Dividends.

        (a)  Subject to the prior preferences and other rights of any Senior Securities, the holders of Series C Preferred Stock shall be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which shall accrue as provided herein. Dividends on each Share will accrue on a daily basis at the rate of 12% per annum of the Liquidation Preference of such Share from and including the Issue Date to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations, as applicable. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series C Preferred Stock shall be payable on each Dividend Payment Date to the holders of record of the Series C Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph 3(a) for the actual number of days elapsed from and including the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months.

        (b)  All dividends payable with respect to the Shares shall be declared and paid in cash. Payment of such dividends as provided herein shall be deemed to have been made when such payment has been delivered to the record holders of the Series C Preferred Stock entitled to receive the same by wire transfer of immediately available funds in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by check delivered by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation). All dividends paid with respect to the Shares pursuant to this paragraph 3 shall be paid pro rata to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

        (c)  If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series C Preferred Stock, and any Parity Securities ranking on a parity basis with the Series C Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) shall be distributed among the holders of Series C Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that

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have accrued on each share of Series C Preferred Stock during the Dividend Period ending on such Dividend Payment Date shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends and all dividends accrued thereon are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series C Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 20 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 20 days nor less than 10 days prior thereto, to the holders of record of the Shares. Any dividend payment made on the Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such Shares.

        (d)  If at any time this Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series C Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series C Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Series C Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series C Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series C Preferred Stock and such Parity Securities bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

        Nothing contained in the preceding paragraph of this paragraph 3(d) shall prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities or the redemption, exchange, purchase or other acquisition of Series C Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities; or (z) the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series C Preferred Stock; provided that the terms of the purchase or exchange offer shall be identical for all shares of Series C Preferred Stock and all accrued dividends on such Shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series C Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of the holders of Series C Preferred Stock and accordingly the provisions of this paragraph 3(d) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

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        4.    Liquidation.    Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts shall be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a pari passu basis with any such payment made to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. The holders of Series C Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series C Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Series C Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series C Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series C Preferred Stock not less than 20 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

        5.    Redemption.

        (a)  Subject to paragraph 5(f), the shares of Series C Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, on any Business Day after the Issue Date at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably (as nearly as may be practicable) among the holders thereof.

        (b)  Subject to the rights of any Parity Securities and the provisions of paragraph 5(f) and subject to any prohibitions or restrictions contained in the Credit Agreement, at any time on or after the first Dividend Payment Date or prior thereto if a Default has occurred and during the continuance thereof, any holder of Shares shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 5(b), the Shares so requested to be redeemed on such date within 10 days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to paragraph 5(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 5(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 5(b), then, those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 5(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of

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the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 5(b), notwithstanding that payment thereof is restricted pursuant to the Credit Agreement in accordance with the first sentence of this paragraph 5(b), shall constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption shall be entitled to enforce by the exercise of any and all rights at law or in equity.

        (c)  Notice of any redemption pursuant to this paragraph 5 shall be mailed, first class, postage prepaid, not less than 5 days nor more than 30 days prior to the Redemption Date, to the holders of record of the shares of Series C Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series C Preferred Stock. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series C Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

        (d)  If notice of any redemption by this Corporation pursuant to this paragraph 5 shall have been mailed as provided in paragraph 5(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

        (e)  All shares of Series C Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series C Preferred Stock).

        (f)    If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to this paragraph 5 all shares of Series C Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 5(f) shall prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series C Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all Shares and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of Shares and for no other purpose. The provisions of this paragraph 5(f) are for the benefit of holders of Series C Preferred Stock and accordingly the provisions of this paragraph 5(f) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

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        6.    Voting Rights.    The holders of the Series C Preferred Stock shall have no voting rights whatsoever, except as required by law, as provided in paragraph 9 or as provided in this paragraph 6. For so long as any Shares remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 66b% of the number of Shares then outstanding, take any action (including by merger, consolidation or statutory share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions hereof or (ii) any of the provisions of the Amended and Restated Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series C Preferred Stock.

        7.    Waiver.    Any provision of this Certificate of Designations which, for the benefit of the holders of Series C Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66b% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series C Preferred Stock shall vote as a separate class.

        8.    Preemptive Rights.    The holders of the Series C Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of Capital Stock or any other securities which may be issued by this Corporation.

        9.    Senior or Parity Securities.    The Series C Preferred Stock shall not rank junior to any other classes or series of Capital Stock of this Corporation in respect of the right to receive dividends, rights of redemption or the right to participate in any liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 66b% of the number of Shares then outstanding, this Corporation shall not issue any Senior Securities or Parity Securities.

        10.    Claims.    In the event of any action at law or suit in equity with respect to the Series C Preferred Stock, this Corporation, in addition to all other sums which it may be required to pay, will pay a reasonable sum for attorney's fees incurred by the holders of the Series C Preferred Stock in connection with such action or suit and all other costs of collection. The Corporation shall not assert its right to trial by jury in any action, suit or proceeding arising from or related to this Series C Preferred Stock.

        11.    Exclusion of Other Rights.    Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series C Preferred Stock, the shares of Series C Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 6, be amended from time to time) and in the Amended and Restated Certificate of Incorporation of this Corporation.

        12.    Headings.    The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

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        The undersigned has signed this Certificate of Designations on this 23rd day of April, 2001.

/s/ BERTRAM PERKEL
Name: Bertram Perkel
Title: Senior Vice President and General Counsel

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Series D Preferred Stock

ON COMMAND CORPORATION
CERTIFICATE OF DESIGNATIONS

SETTING FORTH A COPY OF A RESOLUTION
CREATING AND AUTHORIZING THE ISSUANCE
OF A SERIES OF PREFERRED STOCK DESIGNATED AS
"CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES D"
ADOPTED BY THE BOARD OF DIRECTORS
OF ON COMMAND CORPORATION

        The undersigned, a Vice President of ON COMMAND CORPORATION, a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on June 29, 2001, duly adopted the following resolutions creating a new series of this Corporation's Preferred Stock:

        "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock"), which shall be issued in separate subseries as provided herein, and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series and of each subseries thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Amended and Restated Certificate of Incorporation that are applicable to each class and series of this Corporation's Preferred Stock), as follows:

        1.    Designation and Number.    (a) The designation of the series of Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Cumulative Convertible Redeemable Preferred Stock, Series D" (the "Series D Preferred Stock"). The aggregate number of shares constituting the Series D Preferred Stock shall be 60,000. The shares of Series D Preferred Stock will be issuable only pursuant to and in accordance with the terms and provisions of the Preferred Stock Purchase Agreement, dated June 29, 2001, between this Corporation and Ascent Entertainment Group, Inc.

        (b)  The shares of Series D Preferred Stock shall be issuable in three separate subseries. The designation of each subseries of Series D Preferred Stock and the number of authorized shares of such subseries are as follows:

Subseries Designation	Authorized Number of Shares of Subseries
Cumulative Convertible Redeemable Preferred Stock, Series D-1 (the "Series D-1 Preferred Stock")	20,000
Cumulative Convertible Redeemable Preferred Stock, Series D-2 (the "Series D-2 Preferred Stock")	20,000
Cumulative Convertible Redeemable Preferred Stock, Series D-3 (the "Series D-3 Preferred Stock")	20,000

        2.    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

        "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

        "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

        "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

        "Closing Price": Of any security for any day, the last reported sale price of such security regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

        "Common Stock": The Common Stock, par value $.01 per share, of this Corporation as such exists on the date of this Certificate of Designations, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Common Stock, or in the case of a consolidation or merger of this Corporation with or into another person affecting the Common Stock, such Capital Stock to which a holder of Common Stock shall be entitled upon the occurrence of such event.

        "Conversion Date": Of a Share, the date on which the requirements for conversion of such Share set forth in paragraph 5(m) have been satisfied by the holder thereof.

        "Conversion Rate": The kind and amount of securities, cash or other assets that as of any date are issuable or deliverable upon conversion of a Share. The Conversion Rate of a Share shall initially be as set forth in paragraph 5(b), subject to adjustment as set forth in paragraph 5 of this Certificate of Designations. In the event that pursuant to paragraph 5 the Series D Preferred Stock becomes convertible into more than one class or series of Capital Stock of this Corporation, the term Conversion Rate, when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such Capital Stock that as of any date would be issued upon conversion of a Share.

        "Convertible Securities" Any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Common Stock.

        "Credit Agreement": The Credit Agreement among the Corporation and the lenders signatory thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank, as the documentation agents, Bank Of America, N.A., as the syndication agent, The Bank Of New York Company, Inc., as the Swingline Lender (as defined therein), and The Bank Of New York, as the Issuing Bank (as defined therein) and as the administrative agent for the lenders, dated as of July 18, 2000, as amended by Amendment No. 1 thereto dated as of March 27, 2001, as the same may be further amended, supplemented, modified, substituted, increased, replaced or extended from time to time.

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        "Current Market Price": For the purpose of any computation under paragraph 5(d) or 5(e), the average of the daily Closing Prices for a share of Common Stock for the ten (10) consecutive Trading Days before the Determination Date in question.

        "Default": The occurrence of any of the following events:

        a)    there shall be entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition shall be filed against the Corporation and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

        b)    the Corporation shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any such action.

        "Determination Date": For any issuance of rights, warrants, or options or any distribution to which paragraph 5(d) or 5(e) applies, the earlier of (i) the record date for the determination of stockholders entitled to receive the rights, warrants, options or the distribution to which such paragraph applies and (ii) the Ex-Dividend Date for such rights, warrants, options or distribution.

        "Dividend Payment Date": The last day of March, June, September and December of each calendar year, commencing, with respect to the Shares of each subseries of Series D Preferred Stock, on the first such date following the Issue Date of Shares of such subseries of Series D Preferred Stock, or the next succeeding Business Day if any such date is not a Business Day.

        "Dividend Period": With respect to a Share of any subseries of Series D Preferred Stock, the period from and including the Issue Date with respect to the Shares of such subseries to but excluding the first Dividend Payment Date with respect to the Shares of such subseries and, thereafter, each three-month period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

        "Dividend Rate": 8% per annum of the Liquidation Preference of a Share.

        "Exchange Act": The Securities Exchange Act of 1934, as amended.

        "Exchange Offer": An issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights, warrants or options, made to holders of Common Stock (or to holders of other Capital Stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)), to issue Capital Stock of this Corporation or of a Subsidiary of this Corporation and/or other property to a tendering stockholder in exchange for shares of Common Stock (or such other Capital Stock) validly tendered pursuant to such issuer tender offer.

        "Exchange Preferred Stock": Shares of one or more series or subseries of convertible preferred stock of this Corporation, having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and

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qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the shares of the subseries of Series D Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(g) or 5(h), as applicable, (ii) the running of any time periods pursuant to the terms of the Series D Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities.

        "Exchange Securities": Capital Stock of this Corporation or of a Subsidiary of this Corporation that is issued in exchange for shares of Common Stock (or other Capital Stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) pursuant to an Exchange Offer.

        "Ex-Dividend Date": The date on which "ex-dividend" trading commences for a dividend, an issuance of rights, warrants or options or a distribution to which paragraph 5(c), 5(d) or 5(e) applies in the over-the-counter market or the principal exchange on which the Common Stock is then quoted or listed.

        "Indebtedness": Any: (i) liability, contingent or otherwise, of this Corporation (x) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof), (y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) liability of others described in the preceding clause (i) which this Corporation has guaranteed or which is otherwise its legal liability; (iii) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

        "Initial Conversion Date": December 31, 2002.

        "Initial Issue Date": June 29, 2001, such date being the first date on which any shares of any subseries of Series D Preferred Stock are first issued.

        "Issue Date": means, with respect to the (i) Series D-1 Preferred Stock, the date on which shares of Series D-1 Preferred Stock are first issued, (ii) Series D-2 Preferred Stock, the date on which shares of Series D-2 Preferred Stock are first issued and (iii) Series D-3 Preferred Stock, the date on which shares of Series D-3 Preferred Stock are first issued.

        "Junior Securities": All shares of Common Stock, the Convertible Participating Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), and any other class or series of Capital Stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series D Preferred Stock as to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank junior to the Series D Preferred Stock as to dividend rights, rights on redemption or rights on liquidation if the holders of shares of Series D Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

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        "Liquidation Preference": Measured per Share as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4, paragraph 5(g), paragraph 5(h), paragraph 6 and paragraph 7 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or the Issue Date of such Share if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share upon redemption, or upon liquidation, dissolution or winding up of the Corporation or upon a conversion of Shares or pursuant to paragraph 5(f)(ii), the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up or the applicable Conversion Date or the effective time of the Acquisition Transaction.

        "Mirror Preferred Stock": Convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities, and (c) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as practicable in the judgment of the Board of Directors, to those of the shares of the subseries of Series D Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(g), 5(h) or 6, as applicable, (ii) the running of any time periods pursuant to the terms of the Series D Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock, and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities, Spin Off Securities or Exchange Securities, as applicable, and other securities and property that the holder of a Share of the subseries of the Series D Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such Share been converted immediately prior to the effective date of the Redemption Event, (y) in the case of a Spin Off, in such Spin Off had such Share been converted immediately prior to the record date for such Spin Off and (z) in the case of an Exchange Offer, upon consummation thereof had such Share that such holder elects to tender pursuant to paragraph 6 been converted and the shares of Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Common Stock were accepted for exchange pursuant to such Exchange Offer, as the case may be.

        "Parity Securities": All shares of Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share (the "Series B Preferred Stock"), Cumulative Redeemable Preferred Stock, Series C, par value $.01 per share (the "Series C Preferred Stock") and any other class or series of Capital Stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series D Preferred Stock with respect to dividend rights, rights on redemption or rights on liquidation, as the case may be. Each subseries of Series D Preferred Stock shall rank on a parity with, and constitute Parity Securities with respect to, each other subseries of Series D Preferred Stock as to dividend rights, rights on redemption or rights on liquidation, as the case may be. A class or series of Capital Stock shall rank on a parity basis with the Series D Preferred Stock as to dividend rights, rights on

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redemption or rights on liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share, or sinking fund or mandatory redemption provisions, if any, are different from those of the Series D Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series D Preferred Stock. No class or series of Capital Stock that ranks junior to the Series D Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series D Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "person": A natural person, corporation, limited liability company, partnership or other legal entity.

        "Record Date": For the dividends payable on any Dividend Payment Date, the fifteenth (15th) day of the month during which such Dividend Payment Date shall occur or the next succeeding Business Day, if any such date is not a Business Day.

        "Redeemable Capital Stock": A class or series of Capital Stock of this Corporation that provides by its terms a right in favor of this Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

        "Redemption Date": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 7(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart, then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

        "Redemption Price": As to any Share that is to be redeemed on any Redemption Date, (a) the Liquidation Preference of such Share as in effect on such Redemption Date plus (b) the applicable of (i) if the Redemption Date is prior to the Initial Conversion Date, an amount equal to the difference between (x) the Liquidation Preference of such Share as of the Redemption Date calculated as if the Dividend Rate applicable to such Share were 12% per annum and (y) the Liquidation Preference of such Share as in effect on such Redemption Date, or (ii) if the Redemption Date is on or after June 30, 2005, the percentage set forth below opposite the applicable period in which the Redemption Date occurs of the Liquidation Preference of such Share as in effect on such Redemption Date:

Redemption Date	Percentage
June 30, 2005 to June 29, 2006	4%
June 30, 2006 to June 29, 2007	3%
June 30, 2007 to June 29, 2008	2%
June 30, 2008 to June 29, 2009	1%
June 30, 2009 and thereafter	0%

        "Redemption Securities": With respect to the redemption of any Redeemable Capital Stock, Capital Stock of a Subsidiary of this Corporation that is distributed by this Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock.

        "Senior Securities": Any class or series of Capital Stock of this Corporation hereafter created, ranking senior to the Series D Preferred Stock with respect to dividend rights, rights of redemption or

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rights on liquidation. A class or series of Capital Stock of this Corporation shall rank senior to the Series D Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series D Preferred Stock. No class or series of Capital Stock of this Corporation that ranks on a parity basis with or junior to the Series D Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series D Preferred Stock as to dividend rights or rights on redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series D Preferred Stock, unless the instrument creating or evidencing such class or series of Capital Stock otherwise expressly provides.

        "Share": An issued and outstanding share of Series D-1 Preferred Stock, Series D-2 Preferred Stock or Series D-3 Preferred Stock, as applicable.

        "Spin Off": The distribution of Capital Stock of a Subsidiary of this Corporation as a dividend to all holders of Common Stock (or to holders of other Capital Stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)).

        "Spin Off Securities": Capital Stock of a Subsidiary of this Corporation that is distributed to holders of Common Stock (or to holders of other Capital Stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) in a Spin Off.

        "Stated Value": Of a Share, $1,000.

        "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

        "Trading Day" shall mean any day on which the securities in question are traded on The Nasdaq National Market, or if such securities are not listed or quoted thereon, on the principal securities market on which such securities are listed, quoted or traded.

        3.    Dividends.

        (a)  Subject to the prior preferences and other rights of any Senior Securities, the holders of Series D Preferred Stock shall be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which shall accrue as provided herein. Dividends on each Share will accrue on a daily basis at the Dividend Rate from and including the applicable Issue Date for shares of such subseries of Series D Preferred Stock, to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 7, respectively, of this Certificate of Designations or the Conversion Date of such Share pursuant to paragraph 5 hereof, as applicable. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series D Preferred Stock shall be payable on each Dividend Payment Date to the holders of record of the Series D Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" on a Share (i) as of the first Dividend Payment Date with respect to such Share and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the applicable Issue Date (in the case of the first Dividend Payment Date with respect to shares of such subseries and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date with respect to

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shares of such subseries (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date with respect to shares of such subseries, such amount shall be calculated on the basis of the Dividend Rate based on a 360-day year of twelve 30-day months.

        (b)  Except as otherwise provided in paragraph 5 in connection with the conversion of a Share, all dividends payable with respect to the Shares shall be declared and paid in cash. Payment of such dividends as provided herein shall be deemed to have been made when such payment has been delivered to the record holders of the Series D Preferred Stock entitled to receive the same by wire transfer of immediately available funds in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by check delivered by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation). All dividends paid with respect to the shares of Series D Preferred Stock pursuant to this paragraph 3 shall be paid pro rata to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

        (c)  If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series D Preferred Stock, and any Parity Securities ranking on a parity basis with the Series D Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) shall be distributed among the holders of Series D Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each Share during the Dividend Period ending on such Dividend Payment Date shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends and all dividends accrued thereon are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series D Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than twenty (20) days nor less than ten (10) days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than twenty (20) days nor less than ten (10) days prior thereto, to the holders of record of the Shares. Any dividend payment made on a Share shall first be credited against the earliest accrued but unpaid dividend due with respect to such Share.

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        (d)  If at any time this Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on each Share for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on each Share for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any shares of Series D Preferred Stock, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Shares with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Shares, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid on each Share and on each Parity Security shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on such Share and such Parity Security bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

        Nothing contained in the preceding paragraph of this paragraph 3(d) shall prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities or the redemption, exchange, purchase or other acquisition of Series D Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities; or (z) the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series D Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical with respect to the shares of each subseries of the Series D Preferred Stock and all accrued dividends on the shares of each such subseries of Series D Preferred Stock shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series D Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of all holders of Series D Preferred Stock and accordingly the provisions of this paragraph 3(d) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of shares of Series D Preferred Stock shall have waived in writing the benefits of this provision with respect to such redemption.

        4.    Liquidation.    Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts shall be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a pari passu basis with any such payment made to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. Payments to the holders of shares of a subseries of the Series D Preferred Stock shall be made on a pari passu basis with any such payment made to the holders of shares of the other subseries of the Series D Preferred Stock. The holders of Series D Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series D Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall

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be distributed ratably among them based upon the full preferential amounts to which the shares of the applicable subseries of the Series D Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series D Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series D Preferred Stock not less than twenty (20) days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

        5.    Conversion.

        (a)  Except as provided below in this paragraph 5(a) with respect to Shares previously called for redemption as provided in paragraph 7 hereof, the Series D Preferred Stock may be converted at any time or from time to time, on or after the Initial Conversion Date at the option of the holder thereof, in such manner and upon such terms and conditions as hereinafter provided in this paragraph 5 into fully paid and non-assessable full shares of Common Stock. In the case of Shares called for redemption by this Corporation pursuant to paragraph 7(a) hereof, the conversion right provided by this paragraph 5 shall terminate at the close of business on the Redemption Date. In case securities, cash or other assets other than Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Common Stock in this paragraph 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such securities, cash or other assets.

        (b)  Subject to the provisions for adjustment hereinafter set forth in this paragraph 5, the Series D Preferred Stock may be converted into Common Stock at the initial conversion rate of 132.4503 fully paid and non-assessable shares of Common Stock for one Share, which rate was determined by dividing the Stated Value of a Share by $7.55 (the "initial conversion price"). If on any Conversion Date, the Liquidation Preference of a Share is greater than the Stated Value of such Share (the amount of such difference, the "Differential Amount"), then the number of shares of Common Stock or units of securities, cash or other assets otherwise issuable or deliverable upon conversion of such Share shall be increased by an amount determined by dividing the Differential Amount by the Effective Conversion Price of such Share. The "Effective Conversion Price" of a Share as of a Conversion Date means the quotient obtained by dividing the Stated Value of such Share by the Conversion Rate then in effect before giving effect to the adjustment contemplated by the preceding sentence.

        (c)  In case this Corporation shall, on or after the Initial Issue Date, (i) pay a dividend or make a distribution on its then outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide the then outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine the then outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) pay a dividend or make a distribution on its then outstanding shares of Common Stock in shares of its Capital Stock, or (v) issue by reclassification of its then outstanding shares of Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to paragraph 5(f)) any shares of any other class or series of Capital Stock of this Corporation, then, subject to the following sentence and to paragraph 5(k), the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of a Share thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such Share been converted immediately prior to the record date for, or effective date of, as the case may be, such event

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        An adjustment made pursuant to this paragraph 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

        Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under paragraph 5(d) below.

        (d)  In case this Corporation shall, on or after the Initial Issue Date, distribute any rights, warrants or options to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, warrants or options) to subscribe for or purchase shares of Common Stock (or Convertible Securities) at a price per share of Common Stock (or having an initial exercise price or conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share of Common Stock on the Determination Date, the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible immediately prior to the opening of business on such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or which Convertible Securities so offered are initially convertible into or exercisable or exchangeable for) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion or exercise price of the Convertible Securities so offered, after adding thereto the aggregate exercise price of the rights, warrants or options to purchase such Convertible Securities) would purchase at the Current Market Price per share of Common Stock on the Determination Date. Such adjustment shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. In the event that all of the shares of Common Stock (or Convertible Securities) subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or, in the case of rights, warrants or options to purchase Convertible Securities which have been exercised, all of the shares of Common Stock issuable upon conversion, exercise or exchange of such Convertible Securities have not been issued prior to the expiration of the conversion, exercise or exchange right thereof), then the Conversion Rate shall be readjusted retroactively to be the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock (or Convertible Securities) issued upon the exercise of such rights, warrants or options (or the conversion, exercise or exchange of such Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon the conversion of any Share prior to the date such subsequent adjustment is made. No adjustment shall be made under this paragraph 5(d) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

        (e)  In case this Corporation, on or after the Initial Issue Date, shall distribute (by reclassification or otherwise) to all holders of shares of Common Stock any evidences of its indebtedness or assets, any Convertible Securities, or any rights, warrants or options to purchase shares of Capital Stock or Convertible Securities (excluding (x) dividends or distributions referred to in paragraph 5(c), distributions of rights, warrants or options referred to in paragraph 5(d), distributions of Spin Off

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Securities referred to in paragraph 5(h) and distributions of rights, warrants or options exercisable for Exchange Securities (which shall be governed by paragraph 6) and (y) cash dividends or distributions unless such cash dividends or cash distributions are Extraordinary Cash Dividends), then in each such case the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible immediately prior to the opening of business on (A) the record date for the determination of stockholders entitled to receive the distribution or (B) in the case of a reclassification, the effective date of such reclassification, by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of this Corporation, whose determination shall be conclusive) on such record date or effective date of the portion of the assets or evidences of indebtedness, Convertible Securities or rights, warrants or options so to be distributed applicable to one share of Common Stock; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Share shall have the right to receive upon conversion of such Share, in addition to the shares of Common Stock to which the holder is entitled, the assets or evidences of indebtedness, Convertible Securities or rights, warrants or options such holder would have received had such holder converted such Share immediately prior to the record date for such distribution or effective date of such reclassification. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution or effective date of such reclassification. No adjustment shall be made under this paragraph 5(e) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

        For purposes of this paragraph 5(e), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this paragraph 5(e)) equals or exceeds on a per share basis 10% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

        (f)    (i) Except as otherwise provided in subparagraph (ii) below, if this Corporation consolidates with any other entity or merges into another entity, or in case of any sale or transfer to another entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, or if the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Acquisition Transaction"), this Corporation (or its successor in such transaction) or the purchaser of such properties and assets shall

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make appropriate provision so that on the effective date of such transaction each share of Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D 3 Preferred Stock shall be converted into or exchanged for one or more shares of a class, series or subseries of preferred stock of the person issuing securities or paying other consideration to the holders of Common Stock in such transaction (the "Acquiror"), which class series or subseries of preferred stock shall have terms identical to those of the shares of such subseries of Series D Preferred Stock, except that such share(s) of preferred stock of the Acquiror shall be convertible into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such Share into Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer (taking into account for this purpose (to the extent applicable) the valid exercise by such holder of any rights of election made available to holders of Common Stock, which rights of election shall simultaneously be made available to holders of Shares on the same basis as if such Shares had theretofore been converted into shares of Common Stock), and the holders of the Series D Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or the Acquiror (as appropriate) or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series D Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other securities and other assets deliverable upon conversion of the Series D Preferred Stock remaining outstanding or other convertible preferred stock or other convertible securities received by the holders of Series D Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or the Acquiror (as appropriate) or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities, cash or other assets as the holders of the shares of Series D Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion rights as above provided.

          (ii)  Notwithstanding the provisions of subparagraph (i) above, in the event that any such Acquisition Transaction is consummated prior to the Initial Conversion Date, then each share of Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock outstanding at the time of consummation of such Acquisition Transaction shall be converted into the right to receive from the Acquiror an amount in cash equal to the Redemption Price of such Share as of the effective time of such Acquisition Transaction, together with interest on such Redemption Price at the rate of 12% per annum compounded quarterly from the date of effectiveness of such Acquisition Transaction until the date such Redemption Price plus interest thereon is paid in full.

        (g)  Subject to paragraph 5(k) and to the remaining provisions of this paragraph 5(g), in the event that a holder of a Share would be entitled to receive upon conversion thereof pursuant to this paragraph 5 any Redeemable Capital Stock and this Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of Shares then outstanding shall be entitled to receive upon conversion of such Shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of securities, cash and other assets receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such Shares could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of securities, cash and other assets received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series D Preferred Stock shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

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        Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, a Share shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Series D Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any securities (including the Common Stock), cash or other assets other than the Redeemable Capital Stock so redeemed. This Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred Stock Condition" will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Series D Preferred Stock is then convertible if appropriate provision is made so that the holders of the Series D Preferred Stock have the right to exchange their shares of Series D Preferred Stock on the effective date of the Redemption Event for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share will equal the Liquidation Preference of that Share on the effective date of the Redemption Event. The Mirror Preferred Stock issuable in respect of each subseries of Series D Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of such subseries exchanged therefor and the quotient of (x) the product of the Conversion Rate for the Redeemable Capital Stock to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten (10) consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the securities (other than the Redeemable Capital Stock being redeemed), cash or other assets that would have been receivable by a holder of Series D Preferred Stock upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock issuable in respect of a subseries of Series D Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of such subseries exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock issuable in respect of such subseries of Series D Preferred Stock.

        (h)  If this Corporation effects a Spin Off, this Corporation shall make appropriate provision so that the holders of Shares of each subseries of Series D Preferred Stock have the right to exchange their Shares on the effective date of the Spinoff for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share will equal the Liquidation Preference of such Share on the effective date of the Spin Off. The shares of Mirror Preferred Stock issuable in respect of a subseries of Series D Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of such subseries exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of Common Stock issuable upon conversion of a Share of such subseries immediately prior to the record date for the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten (10) consecutive Trading Days commencing on the tenth Trading Day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Common Stock and other securities (other than Spin Off Securities), cash or other assets that would have been receivable

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by a holder of a Share of such subseries upon conversion thereof immediately prior to the record date for the Spin Off (such fair value to be determined in the case of Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock issuable in respect of a subseries of Series D Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of such subseries exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock issuable in respect of such subseries of Series D Preferred Stock. From and after the effective date of the Spin Off the holders of any Shares of any subseries that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

        (i)    In the event that this Corporation or any Subsidiary of this Corporation consummates a tender or exchange offer (other than an odd-lot tender offer) for all or any portion of the outstanding shares of Common Stock in which the amount of cash and/or the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of the Board of Directors) of any other consideration included in the amount payable per share of Common Stock as of the last time (the "Expiration Time") that tenders or exchanges may be made pursuant to such tender or exchange offer (as amended), exceeds the first reported sale price per share of Common Stock on The Nasdaq National Market on the Trading Day next succeeding the Expiration Time, then the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible immediately prior to the Expiration Time by a fraction (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) as of the close of business on the day on which the Effective Time occurs (the "Expiration Day") and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Day, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the close of business on the Expiration Day multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Day, such adjustment to become effective immediately prior to the opening of business on the first Business Day following the Expiration Time. No adjustment shall be made under this paragraph 5(i) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

        (j)    Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in this paragraph 5, this Corporation shall promptly cause a notice to be mailed to the holders of record of shares of each subseries of the Series D Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate of the applicable subseries of Series D Preferred Stock in effect immediately thereafter and the kind and amount of Capital Stock or other securities or cash or other assets into which each subseries of the Series D Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 5(l).

        (k)  This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this paragraph 5(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or the nearest 1/1000th of a

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share, as the case may be. In any case in which this paragraph 5(k) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 5(p); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

        To the extent the shares of Series D Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        (l)    In case at any time:

          (i)    this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph 5;

          (ii)  there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation, merger or binding share exchange to which the Corporation is a party and for which approval of any stockholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the assets of the Corporation, or a tender offer for shares of Common Stock of any series representing at least a majority of the total voting power represented by the outstanding shares of Common Stock of such series which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

          (iii)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then, in any such event, this Corporation shall give written notice, in the manner provided in the first sentence of paragraph 7(c) hereof, to the holders of the Series D Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty (20) days (or ten (10) days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other assets, if any, deliverable upon such reorganization, reclassification, consolidation, merger, binding share exchange, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this paragraph 5(l) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 5(l) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

        (m)  Before any holder of Series D Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series D Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series D Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall give written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this

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paragraph 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series D Preferred Stock and the Corporation, whereby the holder of such Series D Preferred Stock shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of each subseries of Series D Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of each such subseries of Series D Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Series D Preferred Stock to be converted shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Series D Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series D Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled, together with cash or its check in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series D Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares of such subseries of Series D Preferred Stock.

        The person or persons entitled to receive the Common Stock issuable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. Notwithstanding the foregoing, this Corporation shall not be required to convert any Shares, and no surrender of Series D Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but such surrender shall be effective (assuming all other requirements of this paragraph 5(m) have been satisfied) for conversion, and to constitute the person or persons entitled to receive the Common Stock issuable upon such conversion as the record holder(s) of such shares of Common Stock, for all purposes immediately upon the reopening of such books. Upon conversion of Shares, the rights of the holder of the Shares so converted, as a holder thereof, will cease; provided, however, that if the Board of Directors declares any dividend on the Series D Preferred Stock pursuant to paragraph 3(a) of this Certificate of Designations and the Conversion Date for any Shares occurs after the Record Date and before the Dividend Payment Date for such dividend, then the holder of such Shares on such Record Date shall be entitled to receive such dividend on such Dividend Payment Date as if such Conversion Date had not occurred.

        The issuance of certificates for shares of Common Stock upon conversion of Shares shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the Share or Shares converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

        (n)  This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series D Preferred Stock, such number of shares of Common Stock (or other Capital Stock) as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series D Preferred Stock by delivery of shares of Common Stock (or such other Capital Stock) which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Common Stock (or other Capital Stock) issuable upon conversion of shares of Series D Preferred Stock from time to time will, upon issue, be

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duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

        (o)  All shares of Series D Preferred Stock received by this Corporation upon conversion thereof into Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock (and may be reissued as part of another series of the Preferred Stock of this Corporation, but such shares shall not be reissued as Series D Preferred Stock).

        (p)  This Corporation shall not be required to issue fractional shares of Common Stock or scrip upon conversion of the Series D Preferred Stock. As to any final fraction of a share of Common Stock which a holder of shares of Series D Preferred Stock would otherwise be entitled to receive upon conversion of Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date.

        (q)  This Corporation shall not, by amendment of this Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as expressly permitted by this Certificate of Designations or approved by the requisite vote or written consent of the holders of Series D Preferred Stock taken or given in accordance with this Certificate of Designations, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred Stock against impairment.

        6.    Exchange Option.

        (a)  In the event an Exchange Offer is commenced by this Corporation or a Subsidiary thereof (the applicable of the foregoing being the "Offeror"), the Offeror shall concurrently therewith make an equivalent offer to the holders of Series D Preferred Stock pursuant to which such holders may tender Shares in lieu of tendering outstanding shares of Common Stock (or other Capital Stock of this Corporation) (based upon the number of shares of Common Stock into which such tendered Shares are then convertible (or other Capital Stock of this Corporation receivable by a holder of tendered Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such tendered Shares))), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the Shares of the subseries of Series D Preferred Stock exchanged therefor. Whether or not a holder of Shares elects to accept such offer and tender Shares, no adjustment to the Conversion Rate of the Shares will be made pursuant to paragraph 5 in connection with the Exchange Offer, other than as provided in paragraph 5(i).

        (b)  If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Common Stock, provide each holder of Series D Preferred Stock with a notice setting forth the offer described in paragraph 6(a) above and describing the Exchange Offer, the Exchange Securities and the Mirror Preferred Stock. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Common Stock in respect of the Exchange Offer and a copy of the certificate of designations (or similar document) proposed to be filed by the Offeror in order to establish the Mirror Preferred Stock. No failure to mail the notice contemplated by this paragraph 6(b) or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

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        7.    Redemption.

        (a)  Subject to paragraph 7(g), the shares of Series D Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors on any Business Day (i) during the period from the Initial Issue Date to (but not including) the Initial Conversion Date and (ii) occurring on or after June 30, 2005, in each case at the Redemption Price applicable to the Shares to be redeemed as of the applicable Redemption Date. Subject to the foregoing, the shares of Series D Preferred stock may be redeemed in whole or from time to time in part; provided, that in the event that less than all outstanding shares of Series D Preferred Stock are to be redeemed on any Redemption Date, (x) this Corporation shall be required to redeem all and not less than all of the shares of each subseries of Series D Preferred Stock called for redemption on such Redemption Date, and (y) all shares of Series D-1 Preferred Stock shall be redeemed prior to any shares of Series D-2 Preferred Stock being called for redemption, and all shares of Series D-2 Preferred Stock shall be redeemed prior to any shares of Series D-3 Preferred Stock being called for redemption.

        Shares called for redemption subsequent to the Initial Conversion Date may be converted pursuant to paragraph 5 at any time prior to the applicable Redemption Date.

        (b)  Subject to the rights of any Parity Securities and the provisions of paragraph 7(g) and subject to any prohibitions or restrictions contained in the Credit Agreement, at any time on or after a Default has occurred and during the continuance thereof, any holder of shares of Series D Preferred Stock shall have the right, at such holder's option, to require redemption by this Corporation at the applicable Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's shares of Series D Preferred Stock, by written notice to this Corporation stating the number of shares of each subseries of the Series D Preferred Stock to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 7(b), the Shares so requested to be redeemed on such date within ten (10) days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to paragraph 7(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 7(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 7(b), then those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 7(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 7(b), notwithstanding that payment thereof is restricted pursuant to the Credit Agreement in accordance with the first sentence of this paragraph 7(b), shall constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption shall be entitled to enforce by the exercise of any and all rights at law or in equity.

        (c)  Notice of any redemption pursuant to this paragraph 7 shall be mailed, first class, postage prepaid, not less than five (5) days nor more than thirty (30) days prior to the Redemption Date, to the holders of record of the shares of Series D Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series D Preferred Stock. Such notice shall set forth the Redemption Price applicable to each subseries of the Series D Preferred Stock, the Redemption Date, the number of shares of each

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subseries of Series D Preferred Stock to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series D Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of such subseries of Series D Preferred Stock will be issued to the holder thereof without cost to such holder.

        (d)  If notice of any redemption by this Corporation pursuant to this paragraph 7 shall have been mailed as provided in paragraph 7(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

        (e)  All shares of Series D Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series D Preferred Stock).

        (f)    Subject to the rights of any Senior Securities, the terms of the Credit Agreement and the provisions of paragraph 7(g), this Corporation shall redeem, out of funds legally available therefor, on June 30, 2011 (or, if such day is not a Business Day, on the first Business Day thereafter) all shares of Series D Preferred Stock remaining outstanding at the Redemption Price on such date. If the funds of this Corporation legally available for such redemption of shares of the Series D Preferred Stock and any Parity Securities then required to be redeemed are insufficient to redeem the total number of such shares remaining outstanding, those funds which are legally available shall, subject to the rights of any Senior Securities, the terms of the Credit Agreement and the provisions of paragraph 7(g), be used to redeem the maximum possible number of shares of Series D Preferred Stock and each such other class or series of Parity Securities. Subject to the rights of any Senior Securities, the terms of the Credit Agreement and the provisions of paragraph 7(g), at any time and from time to time thereafter when additional funds of this Corporation are legally available for such purpose, such funds shall immediately be used to redeem the shares of Series D Preferred Stock and of each such other class or series of Parity Securities which were required to be redeemed pursuant to the provisions of this paragraph 7(f) that this Corporation failed to redeem until the balance of such shares have been redeemed. The selection of shares to be redeemed pursuant to the two immediately preceding sentences shall be made, as nearly as practicable, on a pro rata basis as among the different classes, series or subseries and as among the holders of shares of a particular class, series or subseries.

        (g)  If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to this paragraph 7 all shares of Series D Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any other shares of Series D Preferred Stock, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire (except upon conversion thereof into Junior Securites in accordance with their terms) any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 7(g) shall prevent the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding Shares, provided that the terms of the purchase or exchange offer shall be identical for all Shares of each subseries and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of such Shares and for no other purpose. The provisions of this

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paragraph 7(g) are for the benefit of holders of Series D Preferred Stock and accordingly the provisions of this paragraph 7(g) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

        8.    Voting Rights.

        (a)  The holders of the Series D Preferred Stock shall have no voting rights whatsoever, except as required by law, as provided in paragraph 11 and as provided in this paragraph 8. For so long as any shares of Series D Preferred Stock remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding (and, to the extent that one or more subseries of the Series D Preferred Stock are affected in a manner different from the manner in which each other subseries of Series D Preferred Stock is so affected, such affected subseries, voting together as a separate class), take any action (including by merger, consolidation or statutory share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions hereof, or (ii) any of the provisions of the Amended and Restated Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series D Preferred Stock. In addition, the affirmative vote of the holders of 66 2/3% of the shares of Series D Preferred Stock outstanding shall be required in order for this Corporation to take any action to authorize an Acquisition Transaction consummated prior to the Initial Conversion Date unless the Acquiror specifically undertakes, in a written instrument signed by the Acquiror and this Corporation, to pay to the holders of Series D Preferred Stock the amounts required pursuant to paragraph 5(f)(ii).

        (b)  In addition to the rights set forth in paragraph 8(a), following the Initial Conversion Date, in connection with any matter as to which the holders of Common Stock are entitled to vote including, but not limited to, the election of directors, each share of Series D Preferred Stock issued and outstanding as of the Record Date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series D Preferred Stock into Common Stock (or other Capital Stock) immediately prior to the Record Date for the determination of the stockholders entitled to vote upon such matter. Except as provided in paragraph 11 and this paragraph 8 and except as otherwise may be required by law, the holders of Common Stock, the holders of Series D Preferred Stock and the holders of any other class or series of Preferred Stock entitled to vote thereon shall be entitled to notice of and to attend any meeting of stockholders and to vote together as a single class.

        9.    Waiver.    Any provision of this Certificate of Designations which, for the benefit of the holders of Series D Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series D Preferred Stock shall vote as a separate class.

        10.    Preemptive Rights.    The holders of the Series D Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

        11.    Senior or Parity Securities.    The Series D Preferred Stock shall not rank junior to any other classes or series of Capital Stock of this Corporation in respect of the right to receive dividends, rights

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of redemption or the right to participate in any liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, this Corporation shall not issue any Senior Securities or Parity Securities other than shares of any other subseries of Series D Preferred Stock.

        12.    Claims.    In the event of any action at law or suit in equity with respect to the Series D Preferred Stock, this Corporation, in addition to all other sums which it may be required to pay, will pay a reasonable sum for attorney's fees incurred by the holders of the Series D Preferred Stock in connection with such action or suit and all other costs of collection. The Corporation shall not assert its right to trial by jury in any action, suit or proceeding arising from or related to this Series D Preferred Stock.

        13.    Exclusion of Other Rights.    Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series D Preferred Stock, the shares of Series D Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 8, be amended from time to time) and in the Amended and Restated Certificate of Incorporation of this Corporation.

        14.    Headings.    The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

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        The undersigned has signed this Certificate of Designations on this 29th day of June, 2001.

/s/ William D. Myers Name:William D. Myers Title: Executive Vice President

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CERTIFICATE OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ON COMMAND CORPORATION
  Series C Preferred Stock
  Series D Preferred Stock
ON COMMAND CORPORATION CERTIFICATE OF DESIGNATIONS
SETTING FORTH A COPY OF A RESOLUTION CREATING AND AUTHORIZING THE ISSUANCE OF A SERIES OF PREFERRED STOCK DESIGNATED AS "CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES D" ADOPTED BY THE BOARD OF DIRECTORS OF ON COMMAND CORPORATION